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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

As of September 29, 2001 the Company's subsidiaries, all wholly-owned and incorporated in California (except where noted otherwise) are:

     Grocers and Merchants Insurance Service, Inc.
     Grocers Capital Company
     Springfield Insurance Company Limited (incorporated in Bermuda)
     Grocers Specialty Company
     Grocers Development Center, Inc.
     Preferred Public Storage Company
     Crown Grocers, Inc.
     Grocers General Merchandise Company
 (1) Springfield Insurance Company
     Unified International, Inc.
     Morga No. 12 Acquisition Corp.
     Walnut Creek No. 7 Acquisition Corp.
     Lauresm Corporation
 (2) Sav Max Foods, Inc.
 (3) Northwest Process, Inc.
 (3) R&R Liquidating Corporation
 (3) U.G. Resources, Inc.
 (3) United Resources, Inc.
 (3) Western Security Services, Ltd.
 (3) Western Passage Express, Ltd.

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(1) Outstanding capital shares are owned by Grocers and Merchants Insurance
    Services, Inc.
(2) Outstanding capital shares are owned by Grocers Capital Company (10%) and Crown Grocers, Inc. (90%)
(3) Incorporated in Oregon